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Prudential Investment Portfolios 18
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Subject: ACTION REQUESTED – PGIM Jennison 20/20 Focus Fund Merger

Pre-Header: Proxy Votes Needed

PGIM JENNISON 20/20 FOCUS

FUND MERGER

Shareholder Votes

Needed Before

June 15, 2021

There is currently a proposal to merge the PGIM Jennison 20/20 Focus Fund, a series of Prudential Investment Portfolios 18, with and into the PGIM Jennison Focused Growth Fund, a series of Prudential Investment Portfolios 3, which requires shareholder approval. You may have clients invested in the PGIM Jennison 20/20 Focus Fund that have not yet voted. All votes must be cast prior to the upcoming shareholder meeting date, scheduled for June 15, 2021.

The decision to merge these funds was determined to be in the best interest of shareholders and approved by the funds' Board of Trustees. In this process, the Board evaluated a broad range of factors, including performance, expenses, and investment strategies for both funds. Shareholders should have received their documents and voting directions, and the solicitor, Broadridge, is actively solicitating votes via phone and text message.

Please encourage your clients to vote before the shareholder meeting on June 15, 2021.

PLEASE ENCOURAGE YOUR CLIENTS TO VOTE

Shareholders Can Vote in One of Four Easy Ways

BY PHONE

Clients can call the toll-free number 1-855-601-2246 to vote with a representative or they can enter the control number listed on their proxy card and follow the prompts to cast their vote before 11:59pm (ET) on the day prior to the meeting.

BY INTERNET

Clients can visit the website www.proxyvote.com and enter the control number listed on their proxy card to cast their vote before 11:59pm (ET) on the day prior to the meeting.

BY MAIL

Client's will need to complete, date, and sign their proxy card before mailing it in the enclosed postage-paid envelope.

AT THE VIRTUAL MEETING

Clients can register to attend and vote at the virtual meeting by going to https://www.viewproxy.com/PGIMJennisonFocus Fund/broadridgevsm and following the instructions.

If the required shareholder approval is obtained by the shareholder meeting date, it is expected that the reorganization will be effective on or about July 2021.

ADDITIONAL RESOURCES

The proposed benefits for this merger can be found in greater detail by following the links below:

Fund Proxy Statement

Shareholder Q&A

www.pgiminvestments/fundupdates

For Financial Professional use only. Not for use with the public.

All investments involve risk, including the possible loss of capital.

PGIM Jennison 20/20 Focus Fund: The Fund invests in foreign securities, which are subject to currency fluctuation and political uncertainty; the Fund also invests in the securities of emerging markets, which are subject to a number of risks, including greater volatility and price declines, lack of liquidity due to low trading volumes; and derivative securities, which may carry market, credit, and liquidity risks. The Fund may invest in equity and equity-related securities, where the value of a particular security could go down resulting in a loss of money; initial public offerings (IPOs), where the prices of securities involved in IPOs are often subject to greater and more unpredictable price changes than more established stocks. The Fund's growth style may subject the Fund to above-average fluctuations as a result of seeking higher than average capital growth. Value style investing is subject to the risk that the style may be out of favor for a period of time, and that the market will not recognize a security's intrinsic value. The Fund is also subject to the risks of: economic and market events, increased expenses, and management risks. These risks may result in greater share price volatility. The Fund is nondiversified, so a loss resulting from a particular security will have a greater impact of the Fund's return. The risks associated with the Fund are more fully explained in the prospectus and summary prospectus. These risks may increase the Fund's share price volatility. There is no guarantee the Fund's objective will be achieved.

PGIM Jennison Focused Growth Fund: The Fund may invest in foreign securities, which are subject to currency fluctuation and political uncertainty; short sales, which involve costs and the risk of potentially unlimited losses; and derivative securities, which may carry market, credit, and liquidity risks. The Fund may invest in equity and equity-related securities, including convertible securities, where the value of a particular security could go down resulting in a loss of money, including small and mid-cap securities, which may be subject to more erratic market movements than large-cap stocks and large-cap stocks, which may go in and out of favor based on market and economic conditions; initial public offerings (IPOs), where the prices of securities involved in IPOs are often subject to greater and more unpredictable price changes than more established stocks. The. Preferred stocks can experience sharp declines in value over short or extended periods of time. The Fund may be subject to market risks, where the value of investments may decrease and securities markets are volatile. The Fund's growth style may subject the Fund to above-average fluctuations as a result of seeking higher than average capital growth. Large shareholders could subject the Fund to large scale redemption risk. The Fund is also subject to the risks of: economic and market events, increased expenses, and market disruption and geopolitical risks. The Fund is nondiversified, so a loss resulting from a particular security will have a greater impact on the Fund's return. The risks associated with the Fund are more fully explained in the prospectus and summary prospectus. These risks may increase the Fund's share price volatility. There is no guarantee the Fund's objective will be achieved.

This material is being provided for informational or educational purposes only and does not take into account the investment objectives or financial situation of any client or prospective clients. The information is not intended as investment advice and is not a recommendation. Clients seeking information regarding their particular investment needs should contact a financial professional.

Consider a fund's investment objectives, risks, charges, and expenses carefully before investing. The prospectus and the summary prospectus contain this and other information about the fund. Contact the PGIM Investments Sales Desk at (800) 396-5501 to obtain the prospectus and the summary prospectus. Read them carefully before investing.

Mutual funds are distributed by Prudential Investment Management Services LLC. Jennison Associates is a registered investment advisor. Both are Prudential Financial companies. © 2021 Prudential Financial, Inc. and its related entities. Jennison Associates, Jennison, PGIM, and the PGIM logo are service marks of Prudential Financial, Inc. and its related entities, registered in many jurisdictions worldwide.

Mutual Funds: Are not insured by the FDIC or any federal government agency | May lose value | Are not a deposit of or guaranteed by any bank or any bank affiliate

1048662-00001-00 Expiration: 8/21/2021

© 2021 Prudential Financial, Inc. and its related entities.

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